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                                                                   EXHIBIT 10(e)


                           AIRCRAFT PURCHASE AGREEMENT
                           ---------------------------


         This Aircraft Purchase Agreement ("Agreement") is made between the parties hereafter named on the date set forth below.

                                   1. PARTIES
                                   ----------

         1.1 MPW Industrial Services, Inc., an Ohio corporation having its principal office located at 9711 Lancaster Road, S.E., Hebron, Ohio 43205 (the "Seller").

         1.2 Miramonte Aviation, LLC, an Ohio limited liability company having its principal office located at 1400 Stringtown Road, Lancaster, Ohio 43130 (the "Purchaser").

                                   2. RECITALS
                                   -----------

         2.1 Seller is the owner of a certain aircraft, aircraft engines and related parts, equipment and appliances, all as more particularly described on
Exhibit 2.1 attached hereto and made a part hereof (collectively hereafter, the "Aircraft").

         2.2 Purchaser desires to purchase the Aircraft from Seller and Seller is willing to sell the Aircraft to Purchaser subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                           3. AGREEMENT; TERMS OF SALE
                           ---------------------------

         3.1 Sale. Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser the Aircraft.

         3.2 Binding Agreement. By execution of this Agreement, Seller and Purchaser shall be bound by the terms and conditions hereof.

         3.3 Purchase Price. Purchaser agrees to pay Seller a purchase price of $3,600,000.00 for the Aircraft ("Purchase Price"), which sum as of the Closing Date (as defined in Section 3.4 hereof) shall be offset against and reduce the outstanding balance due to Purchaser as assignee of a portion of that certain Subordinated Promissory Note executed by Seller in favor of Monte R. Black on October 31, 1997 for a principal amount of $13,099,200.00.

         3.4 Closing Date. The sale transaction contemplated hereby shall be closed on or before February 11, 1998 ("Closing Date"). The closing shall take place at the offices of Jones, Day, Reavis & Pogue, 1900 Huntington Center, 41
S. High Street, Columbus, Ohio 43215, or such other location as shall be agreed to by the parties hereto.
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         3.5 Delivery of Aircraft. On the Closing Date, Seller shall deliver the
Aircraft to Purchaser at Newark, Ohio, or such other place as may be mutually agreed upon. Seller shall be responsible for any costs and expenses associated with such delivery.

         3.6 Risk of Loss. The risk of loss, injury, destruction or damage to the Aircraft by fire or casualty or other occurrence shall be assumed by the Purchaser at the time of delivery of the Aircraft pursuant to Section 3.5 or upon execution of the Bill of Sale, whichever event shall first occur, and such occurrence after delivery or transfer of title shall not relieve Purchaser from any obligation thereunder.

         3.7 Seller's Representations, Warranties and Covenants. Upon closing, Purchaser will accept the Aircraft in its "as is", "where is" condition. ANY WARRANTIES OF OR WITH RESPECT TO FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY, PROFITABILITY OR MARKETABILITY ARE SPECIFICALLY DISCLAIMED. SELLER DOES NOT MAKE NOR WILL SELL OR MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY MATTER SET FORTH IN THIS AGREEMENT EXCEPT THAT:

                  3.7.1 Seller is an Ohio corporation duly organized, validly existing and in good standing under the laws of the State of and has all requisite power and authority to own its interest in the Aircraft.

                  3.7.2 All necessary consents and approvals have been obtained by Seller for the execution and delivery of this Agreement. The execution and delivery of this Agreement and all documents to be executed and delivered by Seller pursuant hereto have been duly and validly authorized and approved by all necessary action of Seller.

                  3.7.3 Seller has no knowledge of existence of any fact or circumstance that, at the date of its execution of this Agreement and as of the Closing Date, would constitute a breach by Seller hereof.

                  3.7.4 Seller has no knowledge of and has received no notice from any governmental authority of any violation of any law, ordinance, rule, regulation applicable to the ownership, use or operation of the Aircraft or any part thereof.

                  3.7.5 At the time of full payment of the Purchase Price by Purchaser, Seller shall transfer to Purchaser title to the Aircraft pursuant to the Bill of Sale (in form attached hereto as Exhibit 3.8.5), conveying title of the Aircraft to Purchaser free and clear of any liens, charges or encumbrances. Seller warrants that the Bill of Sale shall pass to Purchaser good and defensible title to the Aircraft.

                  3.7.6 To the extent that any manufacturer's warranties are still in effect with respect to the Aircraft (other than warranties that by their terms are unassignable), Seller will reasonably assist Purchaser to maintain continuity of the warranties and take such other reasonable steps to assist Purchaser to process warranty claims directly with the manufacturers.

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                  3.7.7 Seller will transfer to Purchaser at the time of
delivery of the Aircraft all available books and records that pertain to the operation and maintenance of the Aircraft, including without limitation all engine and airframe logbooks, maintenance records and all airworthiness certificates relating to the Aircraft.

THE PARTIES UNDERSTAND AND AGREE THAT SELLER'S LIABILITY, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY, IN NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE (OR SO MUCH THEREOF AS HAS BEEN PAID BY PURCHASER) AND UNDER NO CIRCUMSTANCES SHALL SELLER BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT, MAY BE BROUGHT BY PURCHASER MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.

         3.8 Purchaser's Representations and Warranties; Covenants.

                  3.8.1 Purchaser represents that all necessary consents and approvals have been obtained by Purchaser for the execution and delivery of this Agreement. The execution and delivery of this Agreement and all documents to be executed and delivered by Purchaser pursuant hereto have been duly and validly authorized and approved by all necessary action of Purchaser.

                  3.8.2 Purchaser hereby agrees to indemnify and hold Seller harmless from and against any and all liabilities or responsibility whatsoever in any manner arising out of or attributable to the ownership, custody, movement, sale, use, operation or disposition of the Aircraft.

         3.9 Sale Closing Adjustments. At the closing, the Purchase Price shall be adjusted as of the Closing Date as follows:

                  3.9.1 Taxes and Other Expenses. Purchaser hereby agrees to pay the taxes, duties or fees that may be assessed or levied by any federal, state or local taxing authority as a result of the sale, delivery, re-registration or ownership of the Aircraft, but specifically excluding any capital gains, income or other similar taxes of Seller and Purchaser shall indemnify Seller and hold Seller harmless from all liability of loss, cost and expense by reason thereof.

                                4. GENERAL TERMS
                                ----------------

         4.1 Acceptance/Effectiveness of Agreement. Each of the terms contained in this Agreement are conditioned upon each of the other terms contained herein. Accordingly, neither Seller nor Purchaser shall have any obligation hereunder if this Agreement is canceled pursuant to its terms. Purchaser must execute this Agreement and deliver such executed copies to Seller not later than 5:00 p.m. on February 11, 1998. Purchaser's execution hereof shall constitute an agreement by Purchaser to perform and satisfy all of the other terms and conditions of this Agreement no later than the Closing Date.

         4.2 Matters to be Completed on Closing Date. Among other matters, on the Closing Date: (i) Seller shall deliver to Purchaser the Bill of Sale; and
(ii) Purchaser and Seller shall execute such documents as are necessary to reduce the principal amount of the Subordinated Promissory Note

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by an amount equal to the Purchase Price. Seller shall deliver to Purchaser possession of the Aircraft, including any log books and other records that the Seller may have pertaining to the Aircraft.

         4.3 Notice. All notices are required to be given or given hereunder shall be in writing or by telecommunication device capable of creating a written record, including without limitation, telefax or telecopy, and shall be deemed to have been "received" when delivered by hand, courier, telefax or telecopy or, if mailed three (3) days after deposit of same in the United States Mail provided, in such latter event, that the notice is sent by certified mail with postage fully prepaid thereon. All notices must be addressed as follows:

         If to Seller:                               If to Purchaser:

         MPW Industries Services, Inc.               Miramonte Aviation, LLC
         9711 Lancaster Road, S.E.                   1400 Stringtown Road
         Hebron, Ohio  43205                         Lancaster, Ohio  43130
         Fax No. (614) 928-3309                      Fax No. (614) 928-3309

or to such other person or address as a party receiving such notice shall have requested in writing in accordance with the provisions of this Section 4.3.

         4.4 Further Assurances. Each party hereto shall execute and deliver such other and further documents or perform such acts as may be reasonably requested by the other to confirm and consummate the transaction evidenced hereby.

         4.5 Complete Agreement. This Agreement constitutes the entire agreement among the parties with respect to the Aircraft, and there are no other agreements m existence as of the date hereof. Any amendment to this Agreement shall be valid only if the same is in writing and executed by the parties hereto.

         4.6 Seller's Successors and Assigns. This Agreement shall inure to the benefit of Seller's successors and assigns and the same shall be bound hereby.

         4.7 Time of the Essence. Time is of the essence with respect to the performance by Purchaser of the terms and conditions of this Agreement.

         4.8 Applicable Law. This Agreement and the construction and enforcement hereof shall be governed by the laws of the State of Ohio.

         4.9 Return of Documents. If this Agreement is terminated for any reason whatsoever and Purchaser is entitled to return of the Deposit, Purchaser shall properly deliver to Seller all documents received from Seller or its agents and representatives in connection with this matter including all reports received from Seller with respect to the Aircraft.

         4.10 Enforceability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

                                    "SELLER"

                                    MPW INDUSTRIAL SERVICES, INC.

                                    By:  /s/ Daniel P. Buettin
                                         ---------------------------------------

                                    Its: Vice President, Chief Financial Officer
                                         ---------------------------------------
                                         and Secretary
                                         ---------------------------------------
Dated: February 11, 1998


                                    "PURCHASER"

                                    MIRAMONTE AVIATION, LLC

                                    By:  /s/ Monte R. Black
                                         ---------------------------------------

                                    Its: President
                                         ---------------------------------------
Dated: February 11, 1998

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                                   EXHIBIT 2.1
                             DESCRIPTION OF AIRCRAFT
                             -----------------------

                  Make and Model:           1989 Cessna Citation V Airframe
                                            -------------------------------
                  Serial Number:                    560-0007
                                            -------------------------------
                  Registration #:                     N57VP
                                            -------------------------------
                  Make and Model Engines:
                                            -------------------------------
                  Engine Serial #:
                                            -------------------------------
                  Avionics:
                                            -------------------------------
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                                  EXHIBIT 3.8.5

                                  BILL OF SALE
                                  ------------